Exhibit 3.1
SECOND AMENDED AND RESTATED BYLAWS
OF

HEWLETT PACKARD ENTERPRISE COMPANY
(A Delaware Corporation)

ARTICLE I
CORPORATE OFFICES

1.1    Registered Office.    The registered office of Hewlett Packard Enterprise Company (“Hewlett Packard Enterprise”) will be fixed in the Certificate of Incorporation of Hewlett Packard Enterprise (as the same may be amended from time to time, the “Certificate of Incorporation”).

1.2    Other Offices. The Board of Directors of Hewlett Packard Enterprise (the “Board of Directors”) may at any time establish branch or subordinate offices at any place or places where Hewlett Packard Enterprise is qualified to do business.

ARTICLE II
MEETINGS OF STOCKHOLDERS

2.1    Place of Meetings. Meetings of stockholders will be held at any place within or outside the State of Delaware designated by the Board of Directors. In lieu of holding a stockholders’ meeting at a designated place, the Board of Directors, in its sole discretion, may determine that any stockholders’ meeting may be held solely by means of remote communication. In the absence of any such designation, stockholders’ meetings will be held at the registered office of Hewlett Packard Enterprise.

2.2    Annual Meeting.

(a)    The annual meeting of stockholders will be held each year on a date and at a time designated by the Board of Directors or its delegate. At the meeting, directors will be elected, and any other proper business may be transacted.

(b)    At an annual meeting of the stockholders, only such nominations for director will be made and only such other business will be conducted as will have been properly brought before the meeting. To be properly brought before an annual meeting, nominations and other business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder of record at the time of giving notice provided for in these Bylaws, who is entitled to vote at the meeting and who complies with the applicable notice procedures set forth in this Section 2.2. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to make nominations or propose other business at an annual meeting of stockholders (other than a proposal included in Hewlett Packard Enterprise’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Securities Exchange Act of 1934 (the “1934 Act”)).

(c)    For nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of Hewlett Packard Enterprise (the “secretary”) and such other business must be a proper subject for stockholder action. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of Hewlett Packard Enterprise not later than the close of business (as defined in Section 2.2(j) below) on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after the anniversary date of the previous year’s annual meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the one hundred twentieth (120th) day prior to the annual meeting and not later than the close of business on the later of (i) the ninetieth (90th) day prior to the annual meeting and (ii) the tenth (10th) day following the date on which public announcement of the date of such meeting is first made. For purposes of this Section 2.2 and Section 2.3, a “public announcement” will mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by Hewlett Packard Enterprise with the Securities and Exchange Commission, or in a notice pursuant to the applicable rules of an exchange on which the securities of Hewlett Packard Enterprise are listed. In no event will the public announcement of an adjournment or postponement of a stockholders meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notwithstanding the foregoing, to be timely, other than with respect to Hewlett Packard Enterprise’s first annual meeting following November 1, 2015, a stockholder’s notice of a nomination in accordance with the procedures set forth in Section

2.2(h) of these Bylaws must be delivered to or mailed and received at the principal executive offices of Hewlett Packard Enterprise not later than the close of business on the one hundred twentieth (120th) day nor earlier than the close of business on the one hundred fiftieth (150th) day prior to the first anniversary of the preceding year’s annual meeting.

(d)    A stockholder’s notice to the secretary will set forth as to each matter the stockholder proposes to bring before the annual meeting (other than director nominations, which are governed by Section 2.2(f)) (i) a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including without limitation the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of the stockholder and the beneficial owner (within the meaning of Section 13(d) of the 1934 Act), if any, on whose behalf the business is being proposed, and, if such stockholder or beneficial owner is an entity, any control person (as defined below), (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the business is being proposed: (A) the name and address, as they appear on Hewlett Packard Enterprise’s books, of the stockholder proposing such business, and the name and address of the beneficial owner, (B) the class and number of shares of Hewlett Packard Enterprise which are owned of record by the stockholder and the beneficial owner as of the date of the notice, and the stockholder’s agreement to notify Hewlett Packard Enterprise in writing within five (5) business days after the record date for the meeting of the class and number of shares of Hewlett Packard Enterprise owned of record by the stockholder and the beneficial owner as of the record date for the meeting, and (C) a representation that the stockholder (or a qualified representative of the stockholder) intends to appear in person at the meeting to propose such business, and (iii) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the business is being proposed, as to the beneficial owner, and if such stockholder or beneficial owner is an entity, as to each director, executive officer, general partner or managing member of such entity or of any other entity that has or shares control of such entity (any such individual or control person, a “control person”): (A) the class and number of shares of Hewlett Packard Enterprise which are beneficially owned by the stockholder or beneficial owner and by any control person as of the date of the notice, and the stockholder’s agreement to notify Hewlett Packard Enterprise in writing within five (5) business days after the record date for the meeting of the class and number of shares of Hewlett Packard Enterprise beneficially owned by the stockholder or beneficial owner and by any control person as of the record date for the meeting, (B) a description of any (x) plans or proposals which such stockholder, beneficial owner, if any, or control person may have with respect to securities of Hewlett Packard Enterprise that would be required to be disclosed pursuant to Item 4 of 1934 Act Schedule 13D and (y) agreement, arrangement or understanding with respect to the business between or among the stockholder or beneficial owner, if any, and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of 1934 Act Schedule 13D (in the case of either clause (x) or (y), regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner), and the stockholder’s agreement to notify Hewlett Packard Enterprise in writing within five (5) business days after the record date for the meeting of any such plans or proposals with respect to securities of Hewlett Packard Enterprise or any such agreement, arrangement or understanding in effect as of the record date for the meeting, (C) a description of any agreement, arrangement or understanding (including without limitation any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares), whether the instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of stock of Hewlett Packard Enterprise, that has been entered into as of the date of the stockholder’s notice by, or on behalf of, the stockholder or beneficial owner, if any, or control person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of shares of Hewlett Packard Enterprise, or increase or decrease the voting power of the stockholder or beneficial owner, if any, or control person, with respect to shares of Hewlett Packard Enterprise, and the stockholder’s agreement to notify Hewlett Packard Enterprise in writing within five (5) business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, (D) any performance-related fees (other than an asset-based fee) that such stockholder, beneficial owner, if any, or control person is directly or indirectly entitled to based on any increase or decrease in the value of shares of Hewlett Packard Enterprise or in any agreement, arrangement or understanding under the foregoing clause (iii)(C) of this Section 2.2(d) and the stockholder’s agreement to notify Hewlett Packard Enterprise in writing within five (5) business days after the record date for such meeting of any performance-related fees in effect as of the record date for the meeting; (E) a representation as to whether the stockholder, beneficial owner, if any, control person or any other participant (as defined in Item 4 of Schedule 14A under the 1934 Act) will engage in a solicitation with respect to such proposal and, if so, whether such solicitation will be conducted as an exempt solicitation under Rule 14a-2(b) of the 1934 Act, the name of each participant in such solicitation and, whether such person or group will deliver, through means satisfying each of the conditions that would be applicable to Hewlett Packard Enterprise under either 1934 Act Rule 14a-16(a) or 1934 Act Rule 14a-16(n), a proxy statement and form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the 1934 Act) of at least the percentage of the voting power of Hewlett Packard Enterprise’s stock required under applicable law to carry the proposal, and (F) a representation that promptly after soliciting the percentage of the holders of the voting power of Hewlett Packard Enterprise’s stock referred to in the representation required under the foregoing clause (iii)(E) of this Section 2.2(d), such stockholder, beneficial owner, if any, control person or participant will provide Hewlett Packard Enterprise with documents, which may take the form of a statement and documentation from a proxy solicitor, confirming that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of such percentage of the voting power of Hewlett Packard Enterprise’s stock.

Notwithstanding anything in these Bylaws to the contrary, no business will be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.2. The chairperson of the annual meeting may determine and declare, if the facts warrant, at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.2, and, if he or she should so determine, he or she will so declare at the meeting that any such business not properly brought before the meeting will not be transacted. Notwithstanding the foregoing provisions of this Section 2.2, unless otherwise required by law, if the stockholder does not provide the information required under clauses (ii)(B) and (iii)(A) through (iii)(F) of this Section 2.2(d) to Hewlett Packard Enterprise within the time frames specified in these Bylaws or if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting to present such business (whether pursuant to the requirements of these Bylaws or in accordance with Rule 14a-8 under the 1934 Act), such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by Hewlett Packard Enterprise. For purposes of this Section 2.2, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to Hewlett Packard Enterprise prior to the proposing of the business at the meeting by the stockholder (and in any event not fewer than five (5) business days before the annual meeting) stating that the person is authorized to act for the stockholder as proxy at the meeting of stockholders.

Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for an annual meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act, and the foregoing notice requirements of this Section 2.2 will not apply to stockholders who have notified Hewlett Packard Enterprise of their intention to present a stockholder proposal only pursuant to and in compliance with such regulations.

(e)    Only persons who are nominated in accordance with the procedures set forth in this Section 2.2(e) and either the following Section 2.2(f) or Section 2.2(h) of these Bylaws will be eligible for election as directors. Nominations of persons for election to the Board of Directors may be made at an annual meeting of stockholders, or at a special meeting of stockholders at which directors are to be elected pursuant to the notice for such meeting, by or at the direction of the Board of Directors or by any stockholder of record of Hewlett Packard Enterprise at the time of giving notice provided for in these Bylaws who is entitled to vote in the election of directors at the meeting and who complies with the notice procedures set forth in either Section 2.2(f) or, with respect to annual meetings only, Section 2.2(h). A stockholder’s notice given in accordance with this Section 2.2(e) must contain only the names of the nominees for whom such stockholder (or beneficial owner, if any) intends to solicit proxies, and a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these Bylaws. For the avoidance of doubt, the number of nominees a stockholder may nominate for election at any meeting of stockholders (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at such meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected at such meeting.

(f)    Nominations, other than those made by or at the direction of the Board of Directors, will be made pursuant to timely notice in writing to the secretary in accordance with the time periods and other requirements described in Section 2.2(c) and in this Section 2.2(f) of these Bylaws in the case of an annual meeting and Section 2.3(c) and in this Section 2.2(f) of these Bylaws in the case of a special meeting. Such stockholder’s notice will set forth (i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of Hewlett Packard Enterprise which are owned by such person, including without limitation shares beneficially owned and shares held of record, (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act, and (E) a written statement executed by such nominee acknowledging that, as a director of such corporation, such person will owe a fiduciary duty, under the General Corporation Law of Delaware, exclusively to Hewlett Packard Enterprise and its stockholders and, in furtherance thereof, a written representation and agreement that such person (w) consents to serving as a director if elected and to being named as a nominee in a proxy statement and form of proxy relating to the meeting at which directors are to be elected, and currently intends to serve as a director for the full term for which such person is standing for election, (x) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity (1) as to how such person, if elected as a director of Hewlett Packard Enterprise, will act or vote on any issue or question that has not been disclosed to Hewlett Packard Enterprise and (2) that could limit or interfere with the person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law, (y) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than Hewlett Packard Enterprise with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to Hewlett Packard Enterprise, and (z) will comply with all

Hewlett Packard Enterprise corporate governance, conflict of interest, confidentiality (including, without limitation, prohibition against unauthorized disclosure of any board and committee materials) and stock ownership and trading policies and guidelines, and any other Hewlett Packard Enterprise policies and guidelines applicable to directors, (F) a written statement not to exceed 500 words, in support of the such person’s candidacy (a “Statement”), and (G) all fully completed and signed questionnaires in the same form required of Hewlett Packard Enterprise’s nominees (all of the foregoing, “Questionnaires”), which will be promptly provided following a request therefor; (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made: (A) the name and address, as they appear on Hewlett Packard Enterprise’s books, of the stockholder giving the notice, and the name and address of the beneficial owner, (B) the class and number of shares of Hewlett Packard Enterprise which are owned of record by the stockholder and the beneficial owner as of the date of the notice, and the stockholder’s agreement to notify Hewlett Packard Enterprise in writing within five (5) business days after the record date for the meeting of the class and number of shares of Hewlett Packard Enterprise owned of record by the stockholder and the beneficial owner as of the record date for the meeting, and (C) a representation that the stockholder (or a qualified representative of the stockholder) intends to appear in person at the meeting to present the nomination; and (iii) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is being made, as to the beneficial owner, and if such stockholder or beneficial owner is an entity, as to each control person of such entity: (A) the class and number of shares of Hewlett Packard Enterprise which are beneficially owned by the stockholder or beneficial owner and by any control person as of the date of the notice, and the stockholder’s agreement to notify Hewlett Packard Enterprise in writing within five (5) business days after the record date for the meeting of the class and number of shares of Hewlett Packard Enterprise beneficially owned by the stockholder or beneficial owner and by any control person as of the record date for the meeting, (B) a description of any (x) plans or proposals which such stockholder, beneficial owner, if any, or control person may have with respect to securities of Hewlett Packard Enterprise that would be required to be disclosed pursuant to Item 4 of 1934 Act Schedule 13D and (y) agreement, arrangement or understanding with respect to the nomination between or among the stockholder or beneficial owner, if any, and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of 1934 Act Schedule 13D (in the case of either clause (x) or (y), regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner), and the stockholder’s agreement to notify Hewlett Packard Enterprise in writing within five (5) business days after the record date for the meeting of any such plans or proposals with respect to securities of Hewlett Packard Enterprise or any such agreement, arrangement or understanding in effect as of the record date for the meeting, (C) a description of any agreement, arrangement or understanding (including without limitation any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares), whether the instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of stock of Hewlett Packard Enterprise, that has been entered into as of the date of the stockholder’s notice by, or on behalf of, the stockholder or beneficial owner, if any, or control person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of shares of Hewlett Packard Enterprise, or increase or decrease the voting power of the stockholder or beneficial owner, if any, or control person, with respect to shares of Hewlett Packard Enterprise, and the stockholder’s agreement to notify Hewlett Packard Enterprise in writing within five (5) business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, (D) any performance-related fees (other than an asset-based fee) that such stockholder, beneficial owner, if any, or control person is directly or indirectly entitled to based on any increase or decrease in the value of shares of Hewlett Packard Enterprise or in any agreement, arrangement or understanding under the foregoing clause (iii)(C) of this Section 2.2(f) and the stockholder’s agreement to notify Hewlett Packard Enterprise in writing within five (5) business days after the record date for such meeting of any performance-related fees in effect as of the record date for the meeting, (E) a representation as to whether the stockholder, beneficial owner, if any, control person or any other participant (as defined in Item 4 of Schedule 14A under the 1934 Act) will engage in a solicitation with respect to such nomination and, if so, whether such solicitation will be conducted as an exempt solicitation under Rule 14a-2(b) of the 1934 Act, the name of each participant in such solicitation and, in the case of any solicitation that is subject to Rule 14a-19 of the 1934 Act, confirming that such person or group will deliver, through means satisfying each of the conditions that would be applicable to Hewlett Packard Enterprise under either 1934 Act Rule 14a-16(a) or 1934 Act Rule 14a-16(n), a proxy statement and form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the 1934 Act) of at least sixty-seven (67) percent of the voting power of Hewlett Packard Enterprise’s stock entitled to vote generally in the election of directors, and (F) a representation that promptly after soliciting the percentage of stockholders referred to in the representation required under the foregoing clause (iii)(E) of this Section 2.2(f) such stockholder, beneficial owner, if any, control person or participant will provide Hewlett Packard Enterprise with documents, which may take the form of a statement and documentation from a proxy solicitor, confirming that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of such percentage of the voting power of Hewlett Packard Enterprise’s stock entitled to vote generally in the election of directors. At the request of the Board of Directors or the chairperson of the Board of Directors, if any, any person nominated by a stockholder for election as a director will furnish to the secretary such other information as Hewlett Packard Enterprise may reasonably require to determine the eligibility of the proposed nominee to serve as a director of Hewlett Packard Enterprise. No person (other than those made by or at the direction of the Board of Directors) will be eligible for election as a director of Hewlett Packard Enterprise unless nominated in accordance with the procedures set forth in this Section 2.2(f).

Notwithstanding the foregoing, if any information or communication described in clause (i) of this Section 2.2(f) is inaccurate or incomplete in any material respect (as determined by the Board of Directors (or any authorized committee thereof)) such information shall be deemed not to have been provided in accordance with this Section 2.2(f) or Section 2.2(h), as applicable. Any stockholder providing information described in clause (i) of this Section 2.2(f) shall promptly notify the secretary in writing at the principal executive offices of Hewlett Packard Enterprise of any inaccuracy or change in any previously provided information within two (2) business days after becoming aware of such inaccuracy or change. Upon written request of the secretary, such stockholder shall provide, within seven (7) business days after delivery of such request (or such longer period as may be specified in such request), (i) written verification, reasonably satisfactory to Hewlett Packard Enterprise, to demonstrate the accuracy of any information submitted and (ii) a written affirmation of any information submitted as of an earlier date. If the stockholder giving notice of an intent to nominate a candidate for election pursuant to this Section 2.2(f) or Section 2.2(h), as applicable, fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 2.2.

Notwithstanding the foregoing provisions of this Section 2.2, unless otherwise required by law, if the stockholder does not provide the information required under clauses (i), (ii)(B) and (iii)(A) through (iii)(F) of this Section 2.2(f) (including in respect of any nomination submitted pursuant to Section 2(h)) to Hewlett Packard Enterprise within the time frames specified in these Bylaws or if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by Hewlett Packard Enterprise.

(g)    If a stockholder has submitted notice of an intent to nominate a candidate for election or re-election as a director pursuant to this Section 2.2(f) or Section 2.2(h), all written and signed representations and agreements and all fully completed and signed Questionnaires described in Section 2(f) shall be provided to Hewlett Packard Enterprise at the same time as such notice, and the additional information described in Sections 2.2(f) and 2.2(h), as applicable, shall be provided to Hewlett Packard Enterprise promptly upon request by Hewlett Packard Enterprise, but (i) within any time frame specified for such information requests to be delivered, to the extent such time frame is specified in these Bylaws and (ii) within five (5) business days after such request, to the extent no such time frame is specified in these Bylaws. All information, representations, and agreements described in Section 2.2(f) shall be deemed part of the stockholder’s notice submitted pursuant to Section 2.2(f) or Section 2.2(h), as applicable. The chairperson of the meeting shall have the power to determine and declare, if the facts warrant, at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws (including whether a stockholder or beneficial owner solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in compliance with such stockholder’s representation as required by clause (iii)(E)-(F) of Section 2.2(f) or complied or did not comply with the requirements of Rule 14a-19 under the 1934 Act, as applicable). If any proposed nomination is not in compliance with this these Bylaws, including due to a failure to comply with the requirements of Rule 14a-19 under the 1934 Act, then except as otherwise required by law, the chairperson of the meeting shall have the power to declare that such nomination be disregarded, notwithstanding that votes and proxies in respect of any such nomination or other business have been received by Hewlett Packard Enterprise.

(h)    Subject to the terms and conditions of these Bylaws, Hewlett Packard Enterprise shall include (i) in its proxy statement and form of proxy for an annual meeting of stockholders the name, and (ii) in its proxy statement the Required Information (as defined below), relating to an Authorized Number (as defined below) of nominees specified pursuant to this Section 2.2(h) for election to the Board of Directors (each, a “Stockholder Nominee”) submitted pursuant to this Section 2.2(h) by a stockholder that satisfies, or by a group of no more than 20 stockholders, subject to the procedures set forth below, that satisfy, the requirements of this Section 2.2(h) (the “Eligible Stockholder”), and who expressly elects at the time of providing the Stockholder Notice (as defined below) to have its nominee included in Hewlett Packard Enterprise’s proxy materials pursuant to this Section 2.2(h); provided, that no Stockholder Nominee shall be so included unless (A) the Stockholder Nominee satisfies the eligibility requirements in this Section 2.2(h), (B) the Stockholder Nominee is identified in a timely notice (the “Stockholder Notice”) that satisfies this Section 2.2(h) and is delivered by a stockholder that is, or is acting on behalf of, an Eligible Stockholder, (C) the Eligible Stockholder satisfies the requirements in this Section 2.2(h) and expressly elects at the time of the delivery of the Stockholder Notice to have the Stockholder Nominee included in Hewlett Packard Enterprise’s proxy materials, and (D) the additional requirements of these Bylaws are met.

For purposes of this Section 2.2(h), the “Required Information” that Hewlett Packard Enterprise will include in its proxy statement is (i) the information set forth in the Schedule 14N provided with the Stockholder Notice concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in Hewlett Packard Enterprise’s proxy statement by the regulations promulgated under the 1934 Act; and (ii) if the Eligible Stockholder so elects, a Statement.

Hewlett Packard Enterprise shall not be required to include, pursuant to this Section 2.2(h), any Stockholder Nominees in its proxy materials for any meeting of stockholders for which the secretary of Hewlett Packard Enterprise receives a notice that a stockholder has nominated a person for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 2.2(f) of these Bylaws.

The maximum number (the “Authorized Number”) of Stockholder Nominees appearing in Hewlett Packard Enterprise’s proxy materials with respect to an annual meeting of stockholders shall not exceed 20% of the number of directors in office as of the last day on which a Stockholder Notice in accordance with the procedures set forth in this Section 2.2(h) may be delivered pursuant to Section 2.2(c) of these Bylaws, or if such amount is not a whole number, the closest whole number below 20%; provided, that the Authorized Number shall be reduced: (A) by any Stockholder Nominee whose name was submitted for inclusion in Hewlett Packard Enterprise’s proxy materials pursuant to this Section 2.2(h) but whom the Board of Directors decides to nominate as a Board of Directors nominee; (B) by any nominees who were previously elected to the Board of Directors as Stockholder Nominees at any of the preceding two (2) annual meetings and who are nominated for election at the annual meeting by the Board of Directors as a Board of Directors nominee; and (C) by any Stockholder Nominee who is not included in Hewlett Packard Enterprise’s proxy materials or is not submitted for director election pursuant to the immediately preceding paragraph or because the Eligible Stockholder’s or Stockholder Nominee’s has failed to comply with this Section 2.2(h). In the event that one or more vacancies for any reason occurs after the date of the Stockholder Notice but before the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Authorized Number shall be calculated based on the number of directors in office as so reduced. An Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in Hewlett Packard Enterprise’s proxy materials pursuant to this Section 2.2(h) shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in Hewlett Packard Enterprise’s proxy materials and include such assigned rank in its Stockholder Notice submitted to Hewlett Packard Enterprise. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.2(h) exceeds the Authorized Number, each Eligible Stockholder will select one Stockholder Nominee for inclusion in Hewlett Packard Enterprise’s proxy materials until the Authorized Number is reached, going in order of the amount (largest to smallest) of shares of common stock of Hewlett Packard Enterprise each Eligible Stockholder disclosed as owned in the Stockholder Notice submitted to Hewlett Packard Enterprise. If the Authorized Number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the Authorized Number is reached. Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 2.2(h) thereafter is nominated by the Board of Directors, thereafter is not included in Hewlett Packard Enterprise’s proxy materials or thereafter is not submitted for director election in accordance with this Section 2.2(h) because the secretary of Hewlett Packard Enterprise has received a notice that a stockholder has nominated a person for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 2.2(f) of these Bylaws or because the Eligible Stockholder’s or Stockholder Nominee’s has failed to comply with this Section 2.2(h), no other nominee or nominees shall be included in Hewlett Packard Enterprise’s proxy materials or otherwise submitted for election as a director at the applicable annual meeting in substitution for such Stockholder Nominee.

For purposes of this Section 2.2(h), an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of Hewlett Packard Enterprise as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including without limitation the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell; provided, that a stockholder or beneficial owner’s ownership of shares shall be deemed to continue during any period in which the person has loaned the shares if the person has the power to recall the loaned shares on not more than five (5) business days’ notice and (1) the person recalls the loaned shares within five (5) business days of being notified that its Stockholder Nominee shall be included in Hewlett Packard Enterprise’s proxy materials for the relevant annual meeting and (2) the person holds the recalled shares through the annual meeting or (C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of Hewlett Packard Enterprise, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate. A stockholder or beneficial owner shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains both the full voting and investment rights pertaining to the shares and possesses the full economic interest in the shares. A stockholder’s or beneficial owner’s ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms

“owned,” “owning” and other variations of the word “own” shall have correlative meanings for purposes of this Section 2.2(h).

Whether outstanding shares of the common stock of Hewlett Packard Enterprise are “owned” for these purposes shall be determined by the Board of Directors.
An Eligible Stockholder must own and have owned (as defined above) a number of shares (as adjusted to account for any stock dividend, stock split, subdivision, combination, reclassification or recapitalization of shares of Hewlett Packard Enterprise’s outstanding common stock that are entitled to vote generally in the election of directors) that represents at least 3% or more of Hewlett Packard Enterprise’s outstanding common stock continuously for at least three (3) years (the “Required Shares”) as of both the date the Stockholder Notice is delivered to or mailed and received by Hewlett Packard Enterprise in accordance with Section 2.2(c) of these Bylaws and the record date for determining stockholders entitled to vote at the annual meeting, and must thereafter continue to own (as defined above) the Required Shares through such annual meeting of stockholders. For purposes of satisfying the ownership requirements of this Section 2.2(h), a group of not more than 20 stockholders and/or beneficial owners may aggregate the number of shares of Hewlett Packard Enterprise’s common stock that each group member has individually owned (as defined above) continuously for at least three (3) years as of the date of the Stockholder Notice if all other requirements and obligations for an Eligible Stockholder set forth in this Section 2.2(h) are satisfied by and as to each stockholder or beneficial owner comprising the group whose shares are aggregated. No shares may be attributed to more than one Eligible Stockholder, and no stockholder or beneficial owner, alone or together with any of its affiliates, may individually or as a member of a group qualify as or constitute more than one Eligible Stockholder under this Section 2.2(h). A group of any two or more funds shall be treated as only one stockholder or beneficial owner for this purpose if they are (1) under common management and investment control or (2) under common management and funded primarily by a single employer, or (3) part of a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended. For purposes of this Section 2.2(h), the term “affiliate” or “affiliates” shall have the meanings ascribed thereto under the rules and regulations promulgated under the 1934 Act.
Within the time period specified in Section 2.2(c) of these Bylaws for providing notice of a nomination in accordance with the procedures set forth in this Section 2.2(h), an Eligible Stockholder must provide the following information in writing to the secretary of Hewlett Packard Enterprise: (i) (1) (A) a written statement of the Eligible Stockholder (and in the case of a group, the written statement of each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder), which statement(s) shall also be included in the Schedule 14N filed with the SEC: (I) setting forth and certifying to the number of shares of Hewlett Packard Enterprise the Eligible Stockholder owns and has owned (as defined above) continuously for at least 3 years as of the date of the Stockholder Notice, (II) agreeing to continue to own such shares through the annual meeting, and (B) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three (3)-year holding period) verifying that, as of a date within seven (7) calendar days prior to the date the Stockholder Notice is delivered to or mailed and received by Hewlett Packard Enterprise, the Eligible Stockholder owns, and has owned continuously for the preceding three (3) years, the Required Shares and specifying the number of shares that the Eligible Stockholder owns, and has owned continuously in compliance with this Section 2.2(h), (2) the Eligible Stockholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date, and (3) immediate notice to Hewlett Packard Enterprise if the Eligible Stockholder ceases to own any of the Required Shares prior to the annual meeting; (ii) all information, representations and agreements required to be included in the stockholder’s notice of nomination pursuant to Section 2.2(f) of these Bylaws, including any Questionnaires, to be delivered within the time frames set forth therein, but excluding the representations required pursuant to clauses (iii)(E) and (iii)(F) of Section 2.2(f); (iii) a copy of the Schedule 14N that has been or concurrently is filed with the Securities and Exchange Commission as required by Rule 14a-18 under the 1934 Act, as may be amended; (iv) a representation that the Eligible Stockholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at Hewlett Packard Enterprise, and does not presently have such intent, (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 2.2(h), (C) has not engaged and will not engage in, and has not and will not be a “participant” (as defined in Item 4 of 1934 Act Schedule 14A) in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the 1934 Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee or a nominee of the Board of Directors, and (D) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by Hewlett Packard Enterprise; and (v) an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of Hewlett Packard Enterprise or out of the information that the Eligible Stockholder provided to Hewlett Packard Enterprise, (B) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting, (C) provide to Hewlett Packard Enterprise prior to the election of directors such additional information as reasonably requested by Hewlett Packard Enterprise, (D) in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all members of the group with respect to the nomination and matters related thereto, including withdrawal of the nomination, and the written agreement, representation, and warranty of the

Eligible Stockholder that it shall provide, within five (5) business days after the date of the Stockholder Notice, documentation reasonably satisfactory to Hewlett Packard Enterprise demonstrating that the number of stockholders and/or beneficial owners within such group does not exceed 20, including whether a group of funds qualifies as one stockholder or beneficial owner, (E) indemnify and hold harmless Hewlett Packard Enterprise and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against Hewlett Packard Enterprise or any of its directors, officers or employees arising out of the nomination or solicitation process pursuant to this Section 2.2(h), and (F) file with the Securities and Exchange Commission any solicitation or other communication by or on behalf of the Eligible Stockholder relating to Hewlett Packard Enterprise’s annual meeting of stockholders, one or more of Hewlett Packard Enterprise’s directors or director nominees or any Stockholder Nominee, regardless of whether the filing is required under 1934 Act Regulation 14A, or whether any exemption from filing is available for the materials under 1934 Act Regulation 14A. The inspector of elections shall not give effect to the Eligible Stockholder’s votes with respect to the election of directors if the Eligible Stockholder does not comply with the undertaking in clause (iv)(C) above. In the event that any information or communications provided by the Eligible Stockholder or any Stockholder Nominees to Hewlett Packard Enterprise or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the secretary of Hewlett Packard Enterprise and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any defect or limit Hewlett Packard Enterprise’s right to omit a Stockholder Nominee from its proxy materials as provided in this Section 2.2(h). All information provided pursuant to this Section 2.2(h) shall be deemed part of the Stockholder Notice for purposes of this Section 2.2(h).

Notwithstanding anything to the contrary contained in this Section 2.2(h), Hewlett Packard Enterprise may omit from its proxy materials any information or Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, listing standard, rule, or regulation. Nothing in this Section 2.2(h) shall limit Hewlett Packard Enterprise’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Stockholder Nominee.

Hewlett Packard Enterprise may request such additional information as necessary to permit the Board of Directors to determine if each Stockholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the common stock of Hewlett Packard Enterprise is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of Hewlett Packard Enterprise’s directors. If the Board of Directors determines that the Stockholder Nominee is not independent under any of these standards, the Stockholder Nominee will not be eligible for inclusion in Hewlett Packard Enterprise’s proxy materials.

Notwithstanding anything to the contrary contained in this Section 2.2(h), Hewlett Packard Enterprise may omit from its proxy materials any Stockholder Nominee, and such nomination and any proxies or votes in respect of any such nomination shall be disregarded and no vote on such Stockholder Nominee shall occur, notwithstanding that proxies or votes in respect of any such nomination may have been received by Hewlett Packard Enterprise, if: (A) the Eligible Stockholder or Stockholder Nominee breaches any of its agreements, representations or warranties set forth in the Stockholder Notice or otherwise submitted pursuant to this Section 2.2(h), any of the information in the Stockholder Notice or otherwise submitted pursuant to this Section 2.2(h) was not, when provided, true, correct and complete, or the Eligible Stockholder or applicable Stockholder Nominee otherwise fails to comply with its obligations pursuant to these Bylaws, including, but not limited to, its obligations under this Section 2.2(h); (B) the Stockholder Nominee: (1) is not independent under any applicable listing standards, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of Hewlett Packard Enterprise’s directors; (2) is or has been, within the past three (3) years, an officer or director of a competitor, as defined for the purposes of Section 8 of the Clayton Antitrust Act of 1914; (3) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding (excluding traffic violations and other minor offenses) within the past ten years; or (4) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended; (C) Hewlett Packard Enterprise has received a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate any candidate for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director in Section 2.2(f); or (D) the election of the Stockholder Nominee to the Board of Directors would cause Hewlett Packard Enterprise to violate the Certificate of Incorporation, these Bylaws, or any applicable law, listing standard, rule, or regulation.

Any Stockholder Nominee who is included in Hewlett Packard Enterprise’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting for any reason, including for the failure to comply with any provision of these Bylaws (provided that in no event shall any such withdrawal, ineligibility or unavailability commence a new time period (or extend any time period) for the giving of a Stockholder Notice), or (ii) does not receive a number of votes cast in favor of his or her election that is at least equal to 25% of the votes cast in favor of the Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 2.2(h) for the next two (2) annual meetings.

Except for a nomination made in accordance with Rule 14a-19 promulgated under the 1934 Act, this Section 2.2(h) shall be the exclusive method for stockholders to include nominees for director election in Hewlett Packard Enterprise’s proxy materials. Without limiting the Board of Directors’ power and authority to interpret any other provisions of these Bylaws, the Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Section 2.2(h) and to make any and all determinations necessary or advisable to apply this Section 2.2(h) to any persons, facts or circumstances, in each case acting in good faith.

(i)    Notwithstanding any other provision of these Bylaws, a stockholder (and any beneficial owner on whose behalf a nomination is made or other business is proposed, and if such stockholder or beneficial owner is an entity, any control person), shall also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.2 and Section 2.3, as applicable.

(j)    For purposes of this Section 2.2 and Section 2.3, the “close of business” shall mean 6:00 p.m. local time at the principal executive offices of Hewlett Packard Enterprise on any calendar day, whether or not the day is a business day. For purposes of each of clauses (d)(iii)(A) and (f)(iii)(A) of this Section 2.2, shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the 1934 Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both); (B) the right to vote such shares, alone or in concert with others; and/or (C) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

(k)    Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

2.3    Special Meeting.

(a)    A special meeting of the stockholders may be called at any time by the Board of Directors, or by any of the following persons with the concurrence of a majority of the Board of Directors: the chairperson of the Board of Directors, if any, or the chief executive officer of Hewlett Packard Enterprise (the “chief executive officer”) or the secretary, but such special meetings may not be called by any other person or persons except as provided in Section 2.3(b) of these Bylaws. A special meeting of stockholders shall be called by the Board of Directors upon written request to the secretary of one or more record holders who are acting on behalf of beneficial owners (which may include such record holders) who have a “net long position” (as defined below) of shares of stock of Hewlett Packard Enterprise representing in the aggregate not less than 25% of the total number of shares of stock entitled to vote on the matter or matters to be brought before the proposed special meeting; provided that each such owner must have held such “net long position” included in such aggregate amount as of the date the written request for a special meeting is received by the secretary and on the record date for the proposed special meeting, and must continue to hold such “net long position” through the conclusion of the special meeting (such aggregate “net long position” held for the requisite period, the “Required Percentage”). A request to the secretary shall be signed by each stockholder, or a duly authorized agent of such stockholder, requesting the special meeting and shall set forth a brief description of each matter of business desired to be brought before the special meeting and the reasons for conducting such business at the special meeting and the information required in Section 2.2(d) or Section 2.2(f) of these Bylaws, as applicable. Such request shall include, as to the beneficial owner, if any, directing such record stockholder to sign the request to call a special meeting and as to such record stockholder (unless such record stockholder is acting solely as a nominee for a beneficial owner) (each such beneficial owner and each record stockholder who is not acting solely as a nominee, a “Disclosing Party”), any additional information necessary to verify the “net long position” of such Disclosing Party. Each time any such Disclosing Party’s “net long position” decreases following the delivery of the foregoing information to the secretary, such Disclosing Party shall notify Hewlett Packard Enterprise of his, her or its decreased “net long position,” together with all information necessary to verify such position, within 10 days of such decrease or as of the fifth day before the special meeting, whichever is earlier.

A special meeting requested by stockholders shall be held at such date, time and place within or without the State of Delaware as may be fixed by the Board of Directors; provided, however, that the date of any such special meeting shall be not more than ninety (90) days after the request to call the special meeting is received by the secretary. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if the Board of Directors has called or calls for an annual meeting of stockholders to be held within ninety (90) days after the secretary receives the request for the special meeting and the Board of Directors determines in good faith that the business of such annual meeting includes (among any other matters properly brought before the annual meeting) the business specified in the request. A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the secretary, and a request by a stockholder for a special meeting shall be deemed revoked if the Disclosing Party does not provide the information required by the final sentence of the immediately preceding paragraph. If, following any such revocation, or following any notice of “net long position” decreases delivered to Hewlett Packard Enterprise pursuant to this Section 2.3(b), there are un-revoked requests from stockholders holding in the aggregate less than the Required Percentage, the Board of Directors, in its discretion, may cancel the special meeting. Business transacted at a special meeting requested by stockholders shall be limited to the matters described in the special meeting request; provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the stockholders at any special meeting requested by stockholders.

For purposes of this Section 2.3(b), “net long position” shall be determined with respect to each record stockholder requesting a special meeting and each beneficial owner who is directing a record stockholder to act on such beneficial owner’s behalf, in accordance with the definition thereof set forth in Rule 14e-4 under the 1934 Act, provided that (i) for purposes of such definition, in determining such person’s “short position,” the reference in Rule 14e-4 to “the date that a tender offer is first publicly announced or otherwise made known by the bidder to holders of the security to be acquired” shall be the record date fixed to determine the record stockholders entitled to deliver a written request for a special meeting, and the reference to the “highest tender offer price or stated amount of consideration offered for the subject security” shall refer to the closing sales price of the common stock of Hewlett Packard Enterprise on the exchange upon which the common stock of Hewlett Packard Enterprise is listed on such record date (or, if such date is not a trading day, the next succeeding trading day) and (ii) the “net long position” of such person shall be reduced by the number of shares as to which the Board of Directors determines that such person does not, or will not, have the right to vote or direct the vote at the special meeting or as to which the Board of Directors determines that such person has entered into any derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. In the event a special meeting is called for the purpose of electing one or more directors to the Board of Directors, any stockholder entitled to vote in the election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the notice for such meeting, if the stockholder’s notice required by Section 2.2(f) of these Bylaws shall be delivered to the secretary at the principal executive offices of Hewlett Packard Enterprise not earlier than the close of business on the ninetieth (90th) day prior to the special meeting nor later than the close of business on the later of: (i) the sixtieth (60th) day prior to the special meeting or (ii) the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement (as defined in Section 2.2(c) of these Bylaws) of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(b)    Only such business will be considered at a special meeting of stockholders as will have been stated in the notice for such meeting. The Board of Directors shall have the sole authority to interpret the provisions of this Section 2.3 and to determine whether a person has complied with such provisions.

2.4    Organization. Meetings of stockholders shall be presided over by the chairperson of the Board of Directors, if any, or in his or her absence by a person designated by the Board of Directors, or, in the absence of a person so designated by the Board of Directors, by the chief executive officer (if separate and serving as a director), or in his or her absence by the chief financial officer, or in his or her absence by the secretary, if any, or in his or her absence by a chairperson chosen at the meeting by the vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote thereat. The secretary, or in his or her absence, an assistant secretary, or, in the absence of the secretary and all assistant secretaries, a person whom the chairperson of the meeting will appoint will act as secretary of the meeting and keep a record of the proceedings thereof.

The Board of Directors will be entitled to make such rules or regulations for the conduct of meetings of stockholders as it will deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairperson of the meeting will have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are necessary, appropriate or convenient for the proper conduct of the meeting, including without limitation establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of Hewlett Packard Enterprise and their duly authorized and constituted proxies, and such other persons as the chairperson will permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot. Unless and to the extent determined by the Board of

Directors or the chairperson of the meeting, meetings of stockholders will not be required to be held in accordance with rules of parliamentary procedure. The chairperson of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power to declare that a nomination or other business was not properly brought before the meeting if the facts warrant (including if a determination is made, pursuant to Section 2.2(f) of these Bylaws, that a nomination or other business was not made or proposed, as the case may be, in accordance with Section 2.2(f) of these Bylaws), and if such chairperson should so declare, such nomination shall be disregarded or such other business shall not be transacted.

2.5    Notice of Stockholders’ Meetings. All notices of meetings of stockholders will be sent or otherwise given in accordance with Section 2.6 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice will specify the place (if any), date, and hour of the meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at the meeting and (a) in the case of a special meeting, the general nature of the business to be transacted (no business other than that specified in the notice may be transacted) or (b) in the case of the annual meeting, those matters which the Board of Directors, at the time of giving the notice, intends to present for action by the stockholders (but any matter properly may be presented at the meeting for such action). The notice of any meeting at which directors are to be elected will include the name of any nominee or nominees who, at the time of the notice, the Board of Directors intends to present for election. Any previously scheduled meeting of the stockholders may be postponed, and, except for meetings of stockholders called by the Board of Directors pursuant to Section 2.3(b) of these Bylaws (which meetings may be cancelled only on the terms provided in Section 2.3(b) of these Bylaws) or if the Certificate of Incorporation otherwise provides, any meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

2.6    Manner of Giving Notice; Affidavit of Notice. Notice of any meeting of stockholders will be given either personally, by mail, express mail, courier service or, with the actual or constructive consent of the stockholder entitled to receive such notice, by facsimile, electronic mail or other means of electronic transmission. If sent by mail, express mail or courier service, such notice will be sent postage or charges prepaid and will be addressed to the stockholder at the address of that stockholder appearing on the books of Hewlett Packard Enterprise or given by the stockholder to Hewlett Packard Enterprise for the purpose of notice, and such notice will be deemed to have been given. Notice given by electronic transmission pursuant to this Section 2.6 will be deemed given: (a) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the stockholder has actually or constructively consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the stockholder has actually or constructively consented to receive notice; (c) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and (d) if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the mailing or other means of giving any notice of any stockholders’ meeting, executed by the secretary, assistant secretary or any transfer agent or mailing agent of Hewlett Packard Enterprise giving the notice, will be prima facie evidence of the giving of such notice or report.

2.7    Quorum. The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or the Certificate of Incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (a) the chairperson of the meeting or (b) the stockholders by the vote of the holders of a majority of the stock present in person or represented by proxy at the meeting, will have power to adjourn the meeting from time to time in accordance with Section 2.8 of these Bylaws, each without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy will decide any matter properly brought before such meeting, unless (i) the matter is one upon which, by express provision of the laws of the State of Delaware or of the Certificate of Incorporation or these Bylaws, a vote of a different number or voting by classes is required, in which case such express provision will govern and control the decision of the matter, or (ii) the matter is brought pursuant to the rules of an exchange upon which the securities of Hewlett Packard Enterprise are listed, in which case such rules will determine the vote required.

If a quorum is initially present, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.8    Adjourned Meeting; Notice. Any meeting of stockholders, annual or special, whether or not a quorum is present, may be adjourned for any reason from time to time by either (a) the chairperson of the meeting or (b) the stockholders by the vote of the holders of a majority of the stock represented at the meeting, either in person or by proxy. In the absence of a quorum, no other business may be transacted at that meeting except as provided in Section 2.7 of these Bylaws.

When any meeting of stockholders, either annual or special, is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken; (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication; or (iii) set forth in the notice of meeting given in accordance with Section 2.5. However, if a new record date for the adjourned meeting is fixed or if the adjournment is for more than thirty (30) days from the date set for the original meeting, then notice of the adjourned meeting will be given. Notice of any such adjourned meeting will be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2.5 and 2.6 of these Bylaws. At any adjourned meeting Hewlett Packard Enterprise may transact any business which might have been transacted at the original meeting.

2.9    Voting. The stockholders entitled to vote at any meeting of stockholders will be determined in accordance with the provisions of Section 2.12 of these Bylaws.

Except as may be otherwise provided in the Certificate of Incorporation, by these Bylaws or as required by law, each stockholder will be entitled to one (1) vote for each share of capital stock registered in such stockholder’s name on the books of Hewlett Packard Enterprise on the record date fixed for determination of stockholders entitled to vote at such meeting.

Any stockholder entitled to vote on any matter may vote part of such stockholder’s shares in favor of the proposal and refrain from voting part or all of such stockholder’s remaining shares or, except when the matter is the election of directors and plurality voting applies, may vote part or all of them against the proposal; but if the stockholder fails to specify the number of shares which the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder’s vote is with respect to all shares which the stockholder is entitled to vote.

2.10    Validation of Meetings; Waiver of Notice; Consent. The transactions of any meeting of stockholders, either annual or special, however called and noticed, and wherever held, will be as valid as though they had been taken at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy.

Attendance by a person at a meeting also will constitute a waiver of notice of and presence at that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice of the meeting but not so included, if that objection is expressly made at the meeting.

2.11    Action by Written Consent. Subject to the rights of the holders of the shares of any series of preferred stock of Hewlett Packard Enterprise or any other class of stock or series thereof having a preference over the common stock of Hewlett Packard Enterprise as to dividends or upon liquidation, any action required or permitted to be taken by the stockholders of Hewlett Packard Enterprise must be effected at a duly called annual or special meeting of stockholders of Hewlett Packard Enterprise and may not be effected by any consent in writing by such stockholders.

2.12    Record Date for Stockholder Notice; Voting; Giving Consents. For purposes of determining the stockholders entitled to notice of any meeting or to vote thereat, the Board of Directors may fix a record date, which will not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and will not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting, and in such event only stockholders of record on the date so fixed are entitled to notice and to vote, notwithstanding any transfer of any shares on the books of Hewlett Packard Enterprise after the record date, except as otherwise provided in the Certificate of Incorporation, by these Bylaws, by agreement or by applicable law.

If the Board of Directors does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders will apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board of Directors will fix a new record date if the meeting is adjourned for more than thirty (30) days from the date set for the original meeting.

The record date for any other purpose will be as provided in Section 8.1 of these Bylaws.

2.13    Proxies. Every person entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one (1) or more agents authorized by a written proxy, which may be in the form of a facsimile or other means of electronic transmission, signed by the person and submitted to the secretary or Hewlett Packard Enterprise’s proxy solicitor, but no such proxy will be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy will be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, facsimile signature or otherwise) by the stockholder or the stockholder’s attorney-in-fact or, in the case of an electronically transmitted proxy, the submission has been properly authorized. A duly executed proxy will be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by submitting another duly executed proxy bearing a later date with the secretary.

A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by Hewlett Packard Enterprise.

2.14    Inspectors of Election. Before any meeting of stockholders, the Board of Directors will appoint an inspector or inspectors of election to act at the meeting or its adjournment. The number of inspectors will be either one (1) or three (3). If any person appointed as inspector fails to appear or fails or refuses to act, then the chairperson of the meeting may, and upon the request of any stockholder or a stockholder’s proxy will, appoint a person to fill that vacancy.

Such inspectors will:

(a)    determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum and the validity of proxies;

(b)    receive votes and ballots;

(c)    hear and determine all challenges and questions in any way arising in connection with the votes and ballots submitted that may be resolved by an inspector of elections during a review and challenge process; and

(d)    count and tabulate all votes and ballots.

The inspectors of election will perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

2.15    List of Stockholders. Hewlett Packard Enterprise shall prepare, no later than the tenth (10th) day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date. Such list shall be arranged in alphabetical order and shall show the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing in this Section 2.15 shall require Hewlett Packard Enterprise to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for ten (10) days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting; or (b) during ordinary business hours at the principal place of business of Hewlett Packard Enterprise. In the event that Hewlett Packard Enterprise determines to make the list available on an electronic network, Hewlett Packard Enterprise may take reasonable steps to ensure that such information is available only to stockholders of Hewlett Packard Enterprise. Except as otherwise required by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.15 or to vote in person or by proxy at any meeting of stockholders.

ARTICLE III
DIRECTORS

3.1    Powers. Subject to the provisions of the General Corporation Law of Delaware and to any limitations in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of Hewlett Packard Enterprise will be managed and will be exercised by or under the direction of the Board of Directors. In addition to the powers and authorities these Bylaws expressly confer upon them, the Board of Directors may exercise all such powers of Hewlett Packard Enterprise and do all such lawful acts and things as are not by the General Corporation Law of Delaware or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

3.2    Number. The authorized number of directors will be not less than eight (8) or more than seventeen (17). Within such limits, the exact number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the total number of directors which Hewlett Packard Enterprise would have if there were no vacancies.

3.3    Election, Qualifications and Term of Office of Directors. Except as provided in Section 3.4 of these Bylaws, at each annual meeting of stockholders, directors elected will be elected for a term of office to expire at the succeeding annual meeting of stockholders after their election, with each director to hold office until such director’s successor will have been duly elected and qualified or until his or her earlier resignation or removal.

Directors need not be stockholders unless so required by the Certificate of Incorporation or by these Bylaws, wherein other qualifications for directors may be prescribed. Each director, including without limitation a director elected to fill a vacancy, will hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

To be qualified to serve as a director of Hewlett Packard Enterprise and to be eligible to be a nominee for election or reelection as a director of Hewlett Packard Enterprise, a person (i) must not have been an officer or director of a company that is a competitor of Hewlett Packard Enterprise (unless otherwise approved by the Board of Directors) within the three (3) years preceding the date Hewlett Packard Enterprise first mails to the stockholders its notice of meeting that includes the name of the nominee; (ii) must not be serving as a director at more than four (4) other public companies as of the date Hewlett Packard Enterprise first mails to the stockholders its notice of meeting that includes the name of the nominee; and (iii) must not be a named subject of a criminal proceeding (excluding traffic violations and other minor offenses) pending as of the date Hewlett Packard Enterprise first mails to the stockholders its notice of meeting that includes the name of the nominee and, within the 10 years preceding such date, must not have been convicted in such a criminal proceeding. Notwithstanding the foregoing, in the case of a director elected by the Board of Directors to fill a vacancy or newly created directorship pursuant to Section 3.4 of these Bylaws, the relevant time frames for assessing whether a nominee meets the foregoing qualifications shall be determined by reference to the date on which the Board of Directors determines whether to elect the nominee. For purposes of clause (i) above, a “competitor” of Hewlett Packard Enterprise is any company engaged in any business or other activities that are competitive with any aspect of Hewlett Packard Enterprise’s business to an extent that is more than de minimis, as determined by the Board of Directors.

Election of directors at all meetings of the stockholders at which directors are to be elected will be by ballot.

Each director shall be elected by the vote of the holders of a majority of the votes cast with respect to the nominee at any meeting for the election of directors at which a quorum is present, provided, however, that the directors shall be elected by a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors and cast in the election of directors at any meeting of stockholders for which (i) the secretary receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Section 2.2 of these Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth (10th) day preceding the date Hewlett Packard Enterprise first mails its notice of meeting for such meeting to the stockholders. For purposes of this Section 3.3, a majority of the votes cast means that the number of shares voted “for” a nominee must exceed the votes cast “against” such nominee’s election.

3.4    Resignation and Vacancies. Any director may resign effective upon giving notice in writing or by electronic transmission to the chairperson of the Board of Directors, if any, the chief executive officer, the secretary or the entire Board of Directors, unless the notice specifies a later time for that resignation to become effective; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the director. If the resignation of a director is effective at a future time, the Board of Directors, including without limitation such resigning director, may elect a successor to take office when the resignation becomes effective. Acceptance of such resignation shall not be necessary to make it effective.

Unless otherwise provided in the Certificate of Incorporation or these Bylaws, vacancies on the Board of Directors may be filled by a majority of the remaining directors, even if less than a quorum, or by a sole remaining director; however, a vacancy created by the removal of a director by the vote of the stockholders or by court order may be filled only by the affirmative vote of the holders of a majority of the voting power of shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute a majority of the required quorum). Each director so elected will hold office until the next annual meeting of the stockholders and until a successor has been elected and qualified or until his or her earlier resignation or removal.

Unless otherwise provided in the Certificate of Incorporation or these Bylaws:

(i)    Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

(ii)    Whenever the holders of any class or classes of stock or series thereof are entitled to elect one (1) or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

Any directors chosen pursuant to this Section 3.4 will hold office for a term expiring at the next annual meeting of stockholders and until such director’s successor will have been duly elected and qualified or until such director’s earlier resignation or removal.

If at any time, by reason of death or resignation or other cause, Hewlett Packard Enterprise should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the then outstanding shares having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election will be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as applicable.

3.5    Removal. Unless otherwise restricted by statute or by the Certificate of Incorporation, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

3.6    Place of Meetings; Meetings by Telephone. Regular meetings of the Board of Directors may be held at any place within or outside the State of Delaware that has been designated from time to time by resolution of the Board of Directors. In the absence of such a designation, regular meetings will be held at any place within or outside the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive offices of Hewlett Packard Enterprise. Special meetings of the Board of Directors may be held at any place within or outside the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive offices of Hewlett Packard Enterprise.

Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another; and all such directors shall be deemed to be present in person at the meeting.

3.7    Regular Meetings. Regular meetings of the Board of Directors may be held without notice if the times of such meetings are fixed by the Board of Directors.

3.8    Special Meetings; Notice. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairperson of the Board of Directors, if any, or in the absence of a chairperson by the lead independent director, or by the chief executive officer, the secretary or a majority of the members of the Board of Directors then in office.

The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings. The chairperson of the Board of Directors, if any, the chief executive officer, secretary or any assistant secretary or their delegates will give notice of any special meeting to each director personally or by telephone to each director or sent by mail, express mail, courier service, confirmed facsimile, electronic mail or other means of electronic transmission, postage or charges prepaid, addressed to each director at that director’s address as it is shown on the records of Hewlett Packard Enterprise or if the address is not readily ascertainable, notice will be addressed to the director at the city or place in which the meetings of directors are regularly held. If the notice is by mail, such notice will be deposited in the United States mail at least four (4) days prior to the time set for such meeting. If the notice is by express mail or courier service, such notice will be deemed adequately delivered when the notice is delivered to the overnight mail or courier service company at least twenty-four (24) hours prior to the time set for such meeting. If the notice is by telephone, hand delivery, facsimile transmission, electronic mail or other means of electronic transmission, such notice will be deemed adequately delivered when the notice is transmitted a reasonable time (which need not be more than twenty-four (24) hours and may be less depending upon the circumstances) prior to the time set for such meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director whom the person giving the notice has reason to believe will promptly communicate it to the director. If the meeting is to be held at the principal executive offices of Hewlett Packard Enterprise, the notice need not specify the place of the meeting. Moreover, a notice of meeting need not state the purpose of such meeting, and, unless indicated in the notice thereof, any and all business may be transacted at a meeting.

3.9    Quorum. A majority of the authorized number of directors will constitute a quorum for the transaction of business, except to fill vacancies in the Board of Directors as provided in Section 3.4 of these Bylaws and to adjourn as provided in Section 3.11 of these Bylaws. Every act or decision done or made by a majority of the directors present at a duly held meeting at which a quorum is present will be regarded as the act of the Board of Directors, subject to the provisions of the Certificate of Incorporation and applicable law.

A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of enough directors to leave less than a quorum.

3.10    Waiver of Notice. Notice of a meeting need not be given to any director (a) who provides a written or electronic waiver of notice or a consent to holding the meeting or who approves the minutes thereof, whether before or after the meeting, or (b) who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such directors. If waiver of notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the director. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though taken at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present who did not receive notice of such meeting provides a written or electronic waiver of notice pursuant to this Section 3.10. A waiver of notice need not specify the purpose of any regular or special meeting of the Board of Directors.

3.11    Adjournment. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

3.12    Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given if announced unless the meeting is adjourned for more than twenty-four (24) hours. If the meeting is adjourned for more than twenty-four (24) hours, then notice of the time and place of the adjourned meeting will be given before the adjourned meeting takes place, in the manner specified in Section 3.8 of these Bylaws, to the directors who were not present at the time of the adjournment.

3.13    Board Action by Written Consent Without a Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting; provided that all members of the Board of Directors individually or collectively provide written or electronic consent to that action; provided, further, that, if such consent is effected by electronic transmission, such electronic transmission was authorized by the director. Such action by written consent will have the same force and effect as a unanimous vote of the Board of Directors. Such written consent and any counterparts thereof will be filed with the minutes of the proceedings of the Board of Directors.

3.14    Organization. Meetings of the Board of Directors will be presided over by the chairperson of the Board of Directors, if any. In his or her absence, the lead independent director will preside over meetings of the Board of Directors. In the absence of the chairperson of the Board of Directors and the lead independent director, a majority of the directors present at the meeting, assuming a quorum, will designate a president pro tempore of the meeting who, if any such person be present, will be a chairperson of a committee of the Board of Directors and who will preside at the meeting. The secretary, or in his or her absence the assistant secretary, will act as secretary of the meeting, but in the absence of such persons the chairperson of the meeting may appoint any person to act as secretary of the meeting.

3.15    Fees and Compensation of Directors. Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Directors. This Section 3.15 will not be construed to preclude any director from serving Hewlett Packard Enterprise in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

3.16    Executive Session. It is the intent of the Board of Directors that the members of the Board of Directors who are not employees of Hewlett Packard Enterprise will confer in executive session at least three (3) times per year. Such directors may confer in additional executive sessions from time to time throughout the year, as determined by a majority of such directors. The executive sessions shall be presided over by a lead independent director, selected by a majority of such independent directors, as determined by Hewlett Packard Enterprise’s independence standards.

3.17    Emergency Bylaws. This Section 3.17 shall be operative during any emergency condition as contemplated by Section 110 of the General Corporation Law of Delaware (an “Emergency”), notwithstanding any different or conflicting provisions in these Bylaws, the Certificate of Incorporation or the General Corporation Law of Delaware. In the event of any Emergency, or other similar emergency condition, the director or directors in attendance at a meeting of the Board of Directors or a standing committee thereof shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board of Directors as they shall deem necessary and appropriate. Except as the Board of Directors may otherwise determine, during any Emergency, Hewlett Packard Enterprise and its directors and officers, may exercise any authority and take any action or measure contemplated by Section 110 of the General Corporation Law of Delaware.

ARTICLE IV
COMMITTEES

4.1    Committees of Directors. The Board of Directors may designate one (1) or more committees, each consisting of one (1) or more directors, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any committee, unless limited by resolution of the Board of Directors or any applicable laws or listing standards, will have all the authority of the Board of Directors, but no such committee will have the power or authority to (i) approve or adopt or recommend to the stockholders any action or matter (other than the election or removal of directors) that requires the approval of the stockholders under applicable law or (ii) adopt, amend or repeal these Bylaws.

4.2    Meetings and Action of Committees. Meetings and actions of committees will be governed by, and held and taken in accordance with, the provisions of Section 3.6 (place of meetings; meetings by telephone), Section 3.7 (regular meetings), Section 3.8 (special meetings; notice), Section 3.9 (quorum), Section 3.10 (waiver of notice), Section 3.11 (adjournment), Section 3.12 (notice of adjournment) and Section 3.13 (action by written consent) of these Bylaws, with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors and that notice of special meetings of committees will also be given to all alternate members, who will have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the governance of any committee not inconsistent with the provisions of these Bylaws.

4.3    Executive Committee. In the event that the Board of Directors appoints an executive committee, such executive committee, in all cases in which specific directions to the contrary have not been given by the Board of Directors, will have and may exercise, during the intervals between the meetings of the Board of Directors, all the powers and authority of the Board of Directors in the management of the business and affairs of Hewlett Packard Enterprise (except as provided in Section 4.1 of these Bylaws) in such manner as the executive committee may deem in the best interests of Hewlett Packard Enterprise.

ARTICLE V
OFFICERS AND CHAIRPERSON OF THE BOARD

5.1    Officers. The officers of Hewlett Packard Enterprise shall consist of a chief executive officer, a chief financial officer, one or more vice presidents, a secretary, one or more assistant secretaries, who will be elected by the Board of Directors, and such other officers, including without limitation a president and a treasurer, as the Board of Directors deems expedient, who will be elected in such manner and hold their offices for such terms as the Board of Directors may prescribe. To the extent not so set forth or determined, each such officer shall have such authority, functions or duties as those that generally pertain to their respective offices, subject to the control of the Board of Directors. Any two (2) of such offices may be held by the same person. The Board of Directors may designate one (1) or more elected vice presidents as executive vice presidents or senior vice presidents, and the chief executive officer may designate one (1) or more elected vice presidents as senior vice presidents. The Board of Directors may from time to time designate the chief executive officer, president or any executive vice president as the chief operating officer of Hewlett Packard Enterprise. The Board of Directors may determine to leave any office vacant.

5.2    Appointment of Officers. In addition to officers elected by the Board of Directors in accordance with Sections 5.1 and 5.3 of these Bylaws, Hewlett Packard Enterprise may have one or more appointed vice presidents. Such appointed vice presidents may be appointed by the Board of Directors, the chairperson of the Board of Directors, if any, or the chief executive officer and will have such duties as may be established by the Board of Directors, the chairperson of the Board of Directors, if any, or the chief executive officer. The Board of Directors may designate one or more appointed vice presidents as executive vice presidents or senior vice presidents, and the chief executive officer may designate one or more appointed vice presidents as senior vice presidents. Vice presidents appointed pursuant to this Section 5.2 may be removed in accordance with Section 5.5 of these Bylaws.

5.3    Election of Section 16 Officers by Board of Directors. The Board of Directors will designate officers for purposes of Section 16 of the 1934 Act (“Section 16 Officers”).

5.4    Terms of Office and Compensation. The term of office of each of such executive officers will be fixed and determined by the Board of Directors and may be altered by the Board of Directors from time to time at its pleasure, subject to the rights, if any, of such executive officers under any contract of employment. The compensation of such executive officers shall be determined by the HR and Compensation Committee of the Board of Directors in consultation with the full Board of Directors, as appropriate.

5.5    Removal; Resignation of Officers and Vacancies. Any officer of Hewlett Packard Enterprise may be removed at the pleasure of the Board of Directors at any meeting or at the pleasure of any officer who may be granted such power by a resolution of the Board of Directors. Any officer may resign at any time upon written or electronic notice to Hewlett Packard Enterprise without prejudice to the rights, if any, of Hewlett Packard Enterprise under any contract to which the officer is a party; provided that, if such notice is given by electronic transmission, such transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the officer. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If any vacancy occurs in any office of Hewlett Packard Enterprise the Board of Directors may elect a successor to fill such vacancy for the remainder of the unexpired term and until a successor is duly chosen and qualified, or such office may be left vacant.

5.6    Chairperson of the Board. The chairperson of the Board of Directors, if any, may be an officer of Hewlett Packard Enterprise and will, if present, preside at meetings of the Board of Directors and stockholders; and may call meetings of the stockholders and also of the Board of Directors to be held, subject to the limitations prescribed by law or by these Bylaws, at such times and at such places as the chairperson of the Board of Directors may deem proper. The chairperson of the Board of Directors will exercise and perform such other duties as may from time to time be agreed to by the Board of Directors. The chairperson of the Board of Directors will report to the Board of Directors.

5.7    Chairperson of Executive Committee. The chairperson of the executive committee, if there be one, will have other powers and be subject to such duties as the Board of Directors may from time to time prescribe.

5.8    Chief Executive Officer. The powers and duties of the chief executive officer are:

(a)    To have and provide general supervision, direction and control of Hewlett Packard Enterprise’s business and its officers;

(b)    To call meetings of the Board of Directors to be held, subject to the limitations prescribed by law or by these Bylaws, at such times and at such places as the chief executive officer deems proper;

(c)    To affix the signature of Hewlett Packard Enterprise to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing (“Contracts”) which have been authorized by the Board of Directors or which, in the judgment of the chief executive officer, should be executed on behalf of Hewlett Packard Enterprise;

(d)    To delegate the power to affix the signature of Hewlett Packard Enterprise to Contracts to other officers of Hewlett Packard Enterprise; and

(e)    To have such other powers and be subject to such other duties as the Board of Directors may from time to time prescribe.

In case of the disability or death of the chief executive officer, the Board of Directors will meet promptly to confer the powers of the chief executive officer on another elected officer. Until the Board of Directors takes such action, the chief financial officer will exercise all the powers and perform all the duties of the chief executive officer.

5.9    President. Subject to the discretion of the Board of Directors to elect or not elect a president and to the supervisory powers of the chief executive officer in the event of such election, the president, if any, will act in a general executive capacity and will assist the chief executive officer in the administration and operation of Hewlett Packard Enterprise’s business and general supervision of its policies and affairs. The president will have the power to sign certificates for shares of stock of Hewlett Packard Enterprise. The president will have the power to affix the signature of Hewlett Packard Enterprise to all Contracts unless otherwise limited by Hewlett Packard Enterprise policy or by the Board of Directors or the chief executive officer. The president will have such other powers and be subject to such other duties as the Board of Directors or the chairperson of the Board of Directors, if any, or the chief executive officer may from time to time prescribe.

5.10    Vice Presidents. Vice presidents may be elected by the Board of Directors or appointed pursuant to Section 5.2 of these Bylaws. Elected vice presidents will have the power to affix the signature of Hewlett Packard Enterprise to all Contracts, unless otherwise limited by Hewlett Packard Enterprise policy or by the Board of Directors or the officer to whom such elected vice president directly or indirectly reports. Elected vice presidents will have such other powers and perform such other duties as may be granted or prescribed by the Board of Directors.

Vice presidents appointed pursuant to Section 5.2 of these Bylaws will have such powers and duties as may be fixed in accordance with Section 5.2 of these Bylaws, except that such appointed vice presidents may not exercise the powers and duties of the chief executive officer or president.

5.11    Secretary. The powers and duties of the secretary are:

(a)    To keep a book of minutes at the principal office of Hewlett Packard Enterprise, or such other place as the Board of Directors may order, of all meetings of its directors and stockholders with the time and place of such meetings, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at stockholders’ meetings and the proceedings thereof;

(b)    To keep the seal of Hewlett Packard Enterprise and affix the same to all instruments which may require it;

(c)    To keep or cause to be kept at the principal executive offices of Hewlett Packard Enterprise, or at the office of the transfer agent or agents, a share register, or duplicate share registers, showing the names of the stockholders and their addresses, the number of and classes of shares and the number and date of cancellation of every certificate surrendered for cancellation;

(d)    To keep a supply of certificates for shares of Hewlett Packard Enterprise, to fill in all certificates issued and to make a proper record of each such issuance; provided that so long as Hewlett Packard Enterprise will have one (1) or more duly appointed and acting transfer agents or exchange agents with respect to the shares, or any class or series of shares, of Hewlett Packard Enterprise, such duties with respect to such shares will be performed by such agent or agents;

(e)    To transfer upon the share books of Hewlett Packard Enterprise any and all shares of Hewlett Packard Enterprise; provided that so long as Hewlett Packard Enterprise will have one (1) or more duly appointed and acting transfer agents or exchange agents with respect to the shares, or any class or series of shares, of Hewlett Packard Enterprise, such duties with respect to such shares will be performed by such agent or agents, and the method of transfer of each certificate will be subject to the reasonable regulations of the agent to which the certificate is presented for transfer, and also, if Hewlett Packard Enterprise then has one (1) or more duly appointed and acting agents, to the reasonable regulations of the agent to which the new certificate is presented for registration; and provided, further that no certificate for shares of stock will be issued or delivered or, if issued or delivered, will have any validity whatsoever until and unless it has been signed or authenticated in the manner provided in Section
8.5 of these Bylaws;

(f)    To make service and publication of all notices that may be necessary or proper. In case of the absence, disability, refusal or neglect of the secretary to make service or publication of any notices, then such notices may be served and/or published by the chief executive officer, the president or a vice president, or by any person thereunto authorized by any of them or by the Board of Directors or by the holders of a majority of the outstanding shares of Hewlett Packard Enterprise; and

(g)    To generally do and perform all such duties as pertain to the office of secretary and as may be required by the Board of Directors.

5.12    Chief Financial Officer. The powers and duties of the chief financial officer are:

(a)    To supervise the corporate-wide treasury functions and financial reporting to external bodies;

(b)    To have the custody of all funds, securities, evidence of indebtedness and other valuable documents of Hewlett Packard Enterprise and, at the chief financial officer’s discretion, to cause any or all thereof to be deposited for account of Hewlett Packard Enterprise at such depositary or depositaries as may be designated from time to time by the Board of Directors or the chairperson of the Board of Directors, if any, or the chief executive officer, or as the chief financial officer deems appropriate;

(c)    To receive or cause to be received, and to give or cause to be given, receipts and acceptances for monies paid in for the account of Hewlett Packard Enterprise;

(d)    To disburse, or cause to be disbursed, all funds of Hewlett Packard Enterprise subject to such limits as may be directed by the Board of Directors, the chairperson of the Board, if any, or the chief executive officer, taking proper vouchers for such disbursements;

(e)    To render to the chief executive officer and to the Board of Directors, whenever they may require, accounts of all transactions and of the financial condition of Hewlett Packard Enterprise; and

(f)    To generally do and perform all such duties as pertain to the office of chief financial officer and as may be required by the Board of Directors.

ARTICLE VI
INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS

6.1    Indemnification of Directors and Officers. Hewlett Packard Enterprise will indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, judicial, administrative or legislative hearing, or any other threatened, pending or completed proceeding, whether brought by or in the right of Hewlett Packard Enterprise or otherwise, including any and all appeals, whether civil, criminal, administrative or investigative (hereinafter, a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of Hewlett Packard Enterprise (or any predecessor, which shall include without limitation Hewlett-Packard Company, a Delaware corporation (“HP Co.”), for periods prior to November 1, 2015) or is or was serving at the request of Hewlett Packard Enterprise (or any predecessor, which shall include without limitation HP Co. for periods prior to November 1, 2015) as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (or any predecessor of any of such entities), including without limitation service with respect to employee benefit plans maintained or sponsored by Hewlett Packard Enterprise (or any predecessor, which shall include without limitation HP Co. for periods prior to November 1, 2015), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, or by reason of anything done or not done by him or her in any such capacity, to the fullest extent authorized by applicable law, rule, regulation or listing standard, as the same exists or may hereafter be amended, against all expenses, liabilities and losses (including without limitation attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith and such indemnification will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in the third paragraph of this Section 6.1, Hewlett Packard Enterprise will indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) voluntarily initiated by such person only if such proceeding (or part thereof) (including claims and counterclaims, whether such counterclaims are asserted by: (i) such person; or (ii) Hewlett Packard Enterprise in a proceeding initiated by such person) was authorized or ratified by the Board of Directors or the Board of Directors otherwise determines that indemnification or advancement of expenses is appropriate. The right to indemnification conferred in this Section 6.1 will be a contract right and, in accordance with and subject to the provisions of Section 6.4 of these Bylaws, will include without limitation the right to be paid by Hewlett Packard Enterprise the expenses incurred in defending any such proceeding in advance of its final disposition.

To obtain indemnification under this Section 6.1, a claimant will submit to the secretary a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the preceding sentence, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto will be made as follows: (a) if requested by the claimant, by Independent Counsel (as defined below), or (b) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board of Directors by a majority vote of Disinterested Directors (as defined below), even though less than a quorum, or (ii) if there are no Disinterested Directors or if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board of Directors, a copy of which will be delivered to the claimant, or (iii) by a majority vote of a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, or (iv) if a majority of the Disinterested Directors so direct, by the stockholders of Hewlett Packard Enterprise. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Board of Directors will select Independent Counsel unless there has occurred within two (2) years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a “Change of Control” (as defined below), in which case the claimant will select Independent Counsel unless the claimant requests that the Board of Directors makes such selection. If it is so determined that the claimant is entitled to indemnification, Hewlett Packard Enterprise will pay such amount promptly following such determination.

If Hewlett Packard Enterprise does not pay in full a claim for indemnification under this Section 6.1 within sixty (60) days after a written claim pursuant to the preceding paragraph of this Section 6.1 has been received by Hewlett Packard Enterprise, the claimant may at any time thereafter bring suit against Hewlett Packard Enterprise in a court of competent jurisdiction in the State of Delaware to recover the unpaid amount of the claim and, if successful in whole or in part in any such suit, or in a suit brought by Hewlett Packard Enterprise to recover an advancement of expenses pursuant to the terms of an undertaking, the claimant will be entitled to be paid also the expense of prosecuting or defending such claim to the fullest extent permitted by law. It will be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to Hewlett Packard Enterprise) that (a) the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of Delaware for Hewlett Packard Enterprise to indemnify the claimant for the amount claimed, but the burden of proving such defense will be on Hewlett Packard Enterprise or (b) such indemnification would be in violation of applicable law, rule, regulation or listing standard. Neither the failure of Hewlett Packard Enterprise (including without limitation its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of Delaware and such indemnification would not violate applicable law, rule, regulation or listing standard, nor an actual determination by Hewlett Packard Enterprise (including without limitation its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct or such indemnification would violate applicable law, rule, regulation or listing standard, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

If a determination is made pursuant to this Section 6.1 that the claimant is entitled to indemnification, Hewlett Packard Enterprise will be bound by such determination in any judicial proceeding commenced pursuant to the preceding paragraph of this Section 6.1. Hewlett Packard Enterprise will be precluded from asserting in any judicial proceeding commenced pursuant to the third paragraph of this Section 6.1 that the procedures and presumptions of this Article VI are not valid, binding and enforceable and will stipulate in such proceeding that Hewlett Packard Enterprise is bound by all the provisions of this Article VI. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 6.1 will not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise. No repeal or modification of this Article VI will in any way diminish or adversely affect the rights of any director, officer, employee or agent of Hewlett Packard Enterprise hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

6.2    Indemnification of Others. Except as otherwise required by applicable law, rule, regulation or listing standard, Hewlett Packard Enterprise will have the power, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (other than present and former directors and officers) against expenses (including without limitation attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred or suffered in connection with any proceeding, arising by reason of the fact that such person is or was an employee or agent of Hewlett Packard Enterprise. For purposes of this Section 6.2, an “employee” or “agent” of Hewlett Packard Enterprise (other than a director or officer) includes any person (a) who is or was an employee or agent of Hewlett Packard Enterprise, (b) who is or was serving at the request of Hewlett Packard Enterprise as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise or (c) who was an employee or agent of a corporation which was a predecessor corporation of Hewlett Packard Enterprise (which shall include without limitation HP Co. for periods prior to November 1, 2015) or of another enterprise at the request of such predecessor corporation. To obtain indemnification under this Section 6.2, a claimant will submit to the secretary a written request, including without limitation therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant will be granted indemnification. Any person serving as a director or officer of a subsidiary of Hewlett Packard Enterprise shall be entitled to the rights to indemnification conferred in this Article VI, and to the advancement of expenses described in Section 6.4, with respect to his or her service at such subsidiary; provided, however, that the advancement of expenses to any person who is not an indemnitee as defined in Section 6.1 shall be at the discretion of Hewlett Packard Enterprise. Any director or officer of a subsidiary is deemed to be serving such subsidiary at the request of Hewlett Packard Enterprise, and Hewlett Packard Enterprise is deemed to be requesting such service. This Article VI shall, to the fullest extent permitted by law, supersede any conflicting provisions contained in the corporate governance documents of any other subsidiary of Hewlett Packard Enterprise. In addition, Hewlett Packard Enterprise may, to the extent and in the manner permitted by law, and to the extent authorized from time to time, grant rights to indemnification and to the advancement of expenses to individuals with respect to their service as an employee or agent of subsidiaries of Hewlett Packard Enterprise.

6.3    Insurance. Except as otherwise required by applicable law, rule, regulation or listing standard, Hewlett Packard Enterprise may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Hewlett Packard Enterprise (or any predecessor, which shall include without limitation HP Co. for periods prior to November 1, 2015), or is or was serving at the request of Hewlett Packard Enterprise (or any predecessor, which shall include without limitation HP Co. for periods prior to November 1, 2015) as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not Hewlett Packard Enterprise would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.

6.4    Expenses. Except as otherwise required by applicable law, rule, regulation or listing standard, Hewlett Packard Enterprise will advance to any person eligible for indemnification pursuant to Section 6.1 of these Bylaws, and may advance to any person eligible for indemnification pursuant to Section 6.2 of these Bylaws, prior to the final disposition of the proceeding, all expenses actually and reasonably incurred by any such person in connection with defending such proceeding, upon receipt of a request therefor and an undertaking by or on behalf of such person to repay such amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Article VI or otherwise, such advances to be paid by Hewlett Packard Enterprise within forty-five (45) days after the receipt by Hewlett Packard Enterprise of a statement or statements from the claimant requesting such advance or advances from time to time. Notwithstanding the foregoing, Hewlett Packard Enterprise will not be required to advance expenses in connection with any proceeding (or part thereof) voluntarily initiated by any person unless the proceeding was authorized in advance by the Board of Directors.

Notwithstanding the foregoing, unless otherwise determined pursuant to Section 6.5 of these Bylaws, Hewlett Packard Enterprise will not advance or continue to advance expenses to any person (except by reason of the fact that such person is or was a director of Hewlett Packard Enterprise in which event this paragraph will not apply) in any proceeding if a determination is reasonably and promptly made (a) by the Board of Directors by a majority vote of Disinterested Directors, even though less than a quorum (b) if there are no Disinterested Directors or the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board of Directors or (c) by a majority vote of a committee of Disinterested Directors designated by a majority vote of Disinterested Directors, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of Hewlett Packard Enterprise, or, with respect to any criminal proceeding, that such person had reasonable cause to believe his or her conduct was unlawful.

6.5    Non-Exclusivity of Rights. The rights conferred on any person by this Article VI will not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or Disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. Except as otherwise required by applicable law, rule, regulation or listing standard, Hewlett Packard Enterprise is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the General Corporation Law of Delaware.

6.6    Settlement of Claims. Notwithstanding anything in this Article VI to the contrary, Hewlett Packard Enterprise shall not be liable to indemnify any person under this Article VI for any amounts paid in settlement of any proceeding effected without Hewlett Packard Enterprise’s written consent, which consent shall not be unreasonably withheld.

6.7    Subrogation. In the event of payment under this Article VI, Hewlett Packard Enterprise shall be subrogated to the extent of such payment to all of the rights of recovery of any person indemnified pursuant to this Article VI (excluding insurance obtained on such person’s own behalf), and such person shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable Hewlett Packard Enterprise effectively to bring suit to enforce such rights.

6.8    Survival of Rights. The rights conferred on any person by this Article VI will continue as to a person who has ceased to be a director, officer, employee or other agent and will inure to the benefit of the heirs, executors and administrators of such a person.

6.9    Amendments. Any repeal or modification of this Article VI will only be prospective and will not affect the rights under this Article VI in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of Hewlett Packard Enterprise.

6.10    Severability. If any provision or provisions of this Article VI will be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VI (including without limitation each portion of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) will not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VI (including without limitation each such portion of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable) will be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

6.11    Notice. Any notice, request or other communication required or permitted to be given to Hewlett Packard Enterprise under this Article VI will be in writing and either delivered in person or sent by confirmed telecopy, electronic mail, overnight mail or courier service, or certified or registered mail, postage or charges prepaid, return copy requested, to the secretary and will be effective only upon receipt by the secretary.

6.12    Definitions. For the purpose of this Article VI, a “Change of Control” will mean:

(a)    the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of either (i) the then outstanding shares of common stock of Hewlett Packard Enterprise (the “Outstanding Corporation Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of Hewlett Packard Enterprise entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”). Notwithstanding the foregoing, for purposes of this clause (a), the following acquisitions will not constitute a Change of Control: (i) any acquisition directly from Hewlett Packard Enterprise or any acquisition from other stockholders where (A) such acquisition was approved in advance by the Board of Directors, and (B) such acquisition would not constitute a Change of Control under the first sentence of this clause (a), (ii) any acquisition by Hewlett Packard Enterprise, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Hewlett Packard Enterprise or any corporation controlled by Hewlett Packard Enterprise or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of the second sentence of this clause (a); or

(b)    individuals who, as of the date hereof, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

(c)    consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Hewlett Packard Enterprise (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of Hewlett Packard Enterprise resulting from such Business Combination (including without limitation a corporation which as a result of such transaction owns Hewlett Packard Enterprise or all or substantially all of Hewlett Packard Enterprise’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of Hewlett Packard Enterprise or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the Board of Directors resulting from such Business

Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

(d)    approval by the stockholders of a complete liquidation or dissolution of Hewlett Packard Enterprise.

For purposes of this Bylaw:

“Disinterested Director” will mean a director of Hewlett Packard Enterprise who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

“Independent Counsel” will mean a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and will include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either Hewlett Packard Enterprise or the claimant in an action to determine the claimant’s rights under this Article VI.

ARTICLE VII
RECORDS AND REPORTS

7.1    Maintenance and Inspection of Records. Hewlett Packard Enterprise will, either at its principal executive offices or at such place or places as designated by the Board of Directors or the secretary, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books and other records.

Any stockholder of record or beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person, in person or by attorney or other agent, will, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose Hewlett Packard Enterprise’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. In every instance where the stockholder is other than a record holder of stock in Hewlett Packard Enterprise, the demand under oath will state the person’s status as a stockholder, be accompanied by documentary evidence of beneficial ownership of the stock and state that such documentary evidence is a true and correct copy of what it purports to be. A proper purpose will mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath will be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath will be directed to Hewlett Packard Enterprise at its registered office in Delaware or to the secretary at Hewlett Packard Enterprise’s principal place of business. For purposes of this Section 7.1, “under oath” will include statements the declarant affirms to be true under penalty of perjury under the laws of the United States or any state thereof.

7.2    Inspection by Directors. Any director will have the right to examine Hewlett Packard Enterprise’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his or her position as a director. The burden of proof will be upon Hewlett Packard Enterprise to establish that the inspection such director seeks is for an improper purpose. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court of Chancery may summarily order Hewlett Packard Enterprise to permit the director to inspect any and all books and records, the stock ledger and the stock list and to make copies or extracts therefrom. The Court of Chancery may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

7.3    Representation of Shares of Other Corporations. The chief executive officer or any other officer of Hewlett Packard Enterprise who serves on the board of directors of another entity at the request of or with the approval of Hewlett Packard Enterprise or who is otherwise duly authorized may vote, represent and exercise on behalf of Hewlett Packard Enterprise all rights incident to any and all shares or other equity interest of any other entity or corporations standing in the name of Hewlett Packard Enterprise; provided, however, that the granting of any proxy in connection with an annual meeting of stockholders of any such entity will be subject to prior review by the secretary or assistant secretary, and, provided, further, that the granting of any proxy in connection with an annual meeting of stockholders of any entity in which an Hewlett Packard Enterprise employee benefit plan is a stockholder will be determined by the Investment Review Committee of Hewlett Packard Enterprise or its delegate. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by such person having the authority.

7.4    Reliance upon Books, Reports and Records. Each director and each member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of Hewlett Packard Enterprise and upon such information, opinions, reports or statements presented to Hewlett Packard Enterprise by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of Hewlett Packard Enterprise.

ARTICLE VIII
GENERAL MATTERS

8.1    Record Date for Purposes Other Than Notice and Voting. For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any other lawful action, the Board of Directors may fix a record date, which will not be more than sixty (60) days before any such action, and which record date will not precede the date upon which the resolution fixing the record date is adopted. In that case, only stockholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of Hewlett Packard Enterprise after the record date so fixed, except as otherwise provided in the Certificate of Incorporation, by these Bylaws, by agreement or by law.

If the Board of Directors does not so fix a record date, then the record date for determining stockholders for any such purpose will be at the close of business on the day on which the Board of Directors adopts the applicable resolution.

8.2    Checks; Drafts; Evidences of Indebtedness. From time to time, the Board of Directors or its delegate will determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to Hewlett Packard Enterprise, and only the persons so authorized will sign or endorse those instruments.

8.3    Corporate Contracts and Instruments; How Executed. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of Hewlett Packard Enterprise; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors, provided in these Bylaws or within the agency power of an officer, no officer, agent or employee will have any power or authority to bind Hewlett Packard Enterprise by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.4    Fiscal Year. The fiscal year of Hewlett Packard Enterprise will begin on the first day of November of each year and end on the last day of October of the following year.

8.5    Stock Certificates. The interest of each stockholder of Hewlett Packard Enterprise may be evidenced by certificates for shares of stock in such form as the appropriate officers of Hewlett Packard Enterprise may from time to time prescribe or be uncertificated. Any such certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe. All or any of the signatures on such certificates may be facsimiles or otherwise electronic signatures. In case any officer, transfer agent or registrar who has signed or whose facsimile or otherwise electronic signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by Hewlett Packard Enterprise with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

8.6    Special Designation on Certificates. If Hewlett Packard Enterprise is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights will be set forth in full or summarized on the face or back of the certificate that Hewlett Packard Enterprise will issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that Hewlett Packard Enterprise will issue to represent such class or series of stock a statement that Hewlett Packard Enterprise will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the registered owner thereof shall be given a notice, in writing or by electronic transmission, containing the information required to be set forth or stated on certificates pursuant to this Section 8.6 or Section 151, 156, 202(a) or 218(a) of the General Corporation Law of Delaware or with respect to this Section 8.6 and Section 151 of the General Corporation Law of Delaware a statement that Hewlett Packard Enterprise will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

8.7    Lost Certificates. Hewlett Packard Enterprise, directly or through its transfer or exchange agent, may issue a new share certificate or new certificate for any other security in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and Hewlett Packard Enterprise, directly or through its transfer or exchange agent, may require the owner of the lost, stolen or destroyed certificate or the owner’s legal representative to give Hewlett Packard Enterprise a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including without limitation any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as appropriate.

8.8    Transfers of Stock. Transfers of shares of stock of Hewlett Packard Enterprise shall be made only on the books of Hewlett Packard Enterprise upon authorization by the registered holder thereof or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the secretary or a transfer agent for such stock, and if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of any taxes thereon; provided, however, that Hewlett Packard Enterprise shall be entitled to recognize and enforce any lawful restriction on transfer.

8.9    Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of Delaware will govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporate or similar person and a natural person.

8.10    Provisions Contrary to Provisions of Law. Any article, section, subsection, subdivision, sentence, clause or phrase of these Bylaws which upon being construed in the manner provided in Section 8.8 of these Bylaws, is contrary to or inconsistent with any applicable provisions of law, will not apply so long as such provisions of law remain in effect, but such result will not affect the validity or applicability of any other portions of these Bylaws, it being hereby declared that these Bylaws would have been adopted and each article, section, subsection, subdivision, sentence, clause or phrase thereof, irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

8.11    Registered Stockholders. Hewlett Packard Enterprise shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

8.12    Notices. Any reference in these Bylaws to the time a notice is given or sent means, unless otherwise expressly provided, the time a written notice by mail is deposited in the United States mails, postage prepaid; or the time any other written notice is personally delivered to the recipient or is delivered to a carrier for transmission, or actually transmitted by the person giving the notice by facsimile, electronic mail or other electronic means, to the recipient; or the time any oral notice is communicated, in person or by telephone, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

8.13    Remote Communication. For the purposes of these Bylaws, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders may, by means of remote communication:

(a)    participate in a meeting of stockholders; and

(b)    be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) Hewlett Packard Enterprise will implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) Hewlett Packard Enterprise will implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholder, including without limitation an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, Hewlett Packard Enterprise or its agent will maintain a record of such vote or other action.

8.14    Electronic Transmission. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

8.15    Electronic Signatures, etc. Except as otherwise required by the Certificate of Incorporation or these Bylaws, any document, including, without limitation, any consent, agreement, certificate or instrument, required by the General Corporation Law of Delaware, the Certificate of Incorporation or these Bylaws to be executed by any officer, director, stockholder, employee or agent of Hewlett Packard Enterprise may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. All other contracts, agreements, certificates or instruments to be executed on behalf of Hewlett Packard Enterprise may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. The terms “electronic mail,” “electronic mail address,” and “electronic signature” as used herein shall have the meanings ascribed thereto in the General Corporation Law of Delaware.

8.16    Stockholder Rights Plan. Hewlett Packard Enterprise will seek stockholder approval prior to its adoption of a Rights Plan, unless the Board of Directors, in the exercise of its fiduciary duties, determines that, under the circumstances existing at the time, it is in the best interests of the stockholders of Hewlett Packard Enterprise to adopt or extend a Rights Plan without delay. If a Rights Plan is adopted or extended by the Board of Directors without prior stockholder approval, such plan must provide that it will expire unless ratified by the stockholders of Hewlett Packard Enterprise within one (1) year of adoption. For purposes of this Bylaw, the term “Rights Plan” refers generally to any plan providing for the distribution of preferred stock, rights, warrants, options or debt instruments to the stockholders of Hewlett Packard Enterprise, designed to assist the Board of Directors in responding to unsolicited takeover proposals and significant stock accumulations in a manner that facilitates the exercise of the Board of Directors’ fiduciary responsibilities to stockholders of Hewlett Packard Enterprise by conferring certain rights on them upon the occurrence of a “triggering event” such as a tender offer or third-party acquisition of a specified percentage of stock.

ARTICLE IX
FORUM FOR ADJUDICATION OF DISPUTES

9.1    Forum. Unless Hewlett Packard Enterprise, in writing, selects or consents to the selection of an alternative forum: (a) the sole and exclusive forum for any complaint asserting any internal corporate claims (as defined below), to the fullest extent permitted by law, and subject to applicable jurisdictional requirements, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court or a federal court located within the State of Delaware); and (b) the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, to the fullest extent permitted by law, shall be the federal district courts of the United States of America. For purposes of this Article IX, internal corporate claims has the definition set forth in Section 115 of the General Corporation Law of Delaware. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of stock of Hewlett Packard Enterprise shall be deemed to have notice of and consented to the provisions of this Article IX.

9.2    Enforceability. If any provision of this Article IX shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article IX (including, without limitation, each portion of any sentence of this Article IX containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.

ARTICLE X
AMENDMENTS

These Bylaws may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that Hewlett Packard Enterprise may, in its Certificate of Incorporation, confer the power to adopt, amend or repeal these Bylaws upon the directors; and provided, further, that any proposal by a stockholder to amend these Bylaws will be subject to the provisions of Article II and Article VI. The fact that such power has been so conferred upon the directors will not divest the stockholders of the power, nor limit their power, to adopt, amend or repeal these Bylaws. Notwithstanding the foregoing, amendment or deletion of all or any portion of Article II, Section 3.2, Section 3.3, Section 3.4, Section 6.1 or Section 6.4 of these Bylaws, or this Article X, by the stockholders of Hewlett Packard Enterprise will require the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon.

Amended and restated effective September 27, 2023.